Exhibit 4.2

Interconnection Agreement Between PT Indosat Tbk and PT Telekomunikasi Indonesia as perstipulated in Cooperation Agreement between PT Indosat Tbk and PT Telekomunikasi Indonesia Tbk on Interconnection between Jartaplok (Fixed Local Telecommunication Network) and Jartap-jj (Fixed Domestic Long Distance Telecommunication Network) & Jartapin (International Fixed Telecommunication Network) No. K.tel127/hk.810/ent-30/05, No. 242/100-ic0/lgl/05 dated 23 september 2005 and its Amendments as stipulated in Second Amendment to the PKS Cooperation Agreement On Interconnection Between Jartap (Fixed Telecommunication Network) Telkom and Jartap (Fixed Telecommunication Network) Indosat Between Perusahaan Perseroan (Persero) PT. Telekomunikasi Inodnesia Tbk Dengan Indosat No. 102/HK.820/DCI-A1000000/2006 dan No. 027/C00-CC0/LGL/06 dated 28 December 2006.

I	Cooperation Agreement between PT Indosat Tbk and PT Telekomunikasi Indonesia Tbk on Interconnection between Jartaplok and Jartap-jj & Jartapin No. K.tel127/hk.810/ent-30/05, No. 242/100-ic0/lgl/05 dated 23 september 2005.

The Parties:

1.	Indosat; and

2.	PT Telekomunikasi Indonesia Tbk (“Telkom”).

Scope of Agreement:

The Parties agree to operate Interconnection between Telkom’s and Indosat’s telecommunication network as follow (i) interconnection between Jartaplok Telkom with Jartap-JJ Indosat (“Jartap-JJ Indosat”); (ii) interconnection between Jartaplok Indosat with Jartap-JJ Telkom (“Jartap-JJ Telkom”); (iii) Interconnection between Jartap-JJ Telkom and Jartap-JJ Indosat; (iv) interconnection between Jartap Telkom with Jartapin Indosat; (v) interconnection between Jartap Indosat with Jartapin Telkom, so that customers of each Party may make or receive Interconnection calls.

Period of Agreement:

This Agreement is valid for 3 (three) years as from the signing date of this Agreement.

Interconnection Fee:

1.	For SLJJ:

a.	Tariff on Terminating fee for local segment = Rp. 240/minute;

b.	Tariff for Terminating fee for SLJJ segment (including designated local segment) = Rp. 1.000/minute.

2.	For SLI:

a.	Originating Tariff:

(i)	Access Tariff = Rp. 850/call;

(ii)	Usage Tariff = Rp. 500/minute.

b.	Terminating Tariff:

(i)	Access Tariff = Rp. 850/call;

(ii)	Usage Tariff = Rp. 550/minute.

The variant of the Interconnection Fee as mentioned in point (a) and (b) above shall not include the fees for billing process, collection fee to customers and bad debts of the customers.

Rights and Obligations of the Parties:

Rights and obligations of Indosat:

Determine the tariff for SLJJ service provided at Telkom Jartaplok and Telkom’s SLI “007” applied to Indosat’s Jartaplok user;

1.	Receive payments of income on Telkom’s SLI “007” from Indosat’s Jartap User which is entitled to Indosat;

2.	Receive data on Indosat’s Prepaid Numbers and the amendments thereof from time to time to ensure the invoiced Interconnections calls;

3.	Conduct billing retail and Interconnection billing processes;

4.	Provide Indosat with the data on Telkom’s Prepaid Numbers and the amendments thereof from time to time to ensure the invoiced Interconnections calls.

5.	Bear the bad debt on the invoices for Telkom’s SLI “007” which was accrued by Indosat’s Jartaplok User, unless agreed otherwise.

Limitation for the Parties:

Each party is prohibited to conduct or let the occurrence of fraud in the form of technical engineering, administrative engineering and/or any other fraud.

The aforementioned technical engineering, administrative engineering and/or fraud shall include but not limited to:

1.	Creating dummy numbers without the other party’s justification;

2.	Changing, amending, adding and/or lessening the information/digit on the signaling system between the Jartels without any reason that can be justified by the other party;

Termination of Agreement:

The Parties agree to waive the application of Article 1266 of the Indonesian Civil Code so that a Party can unilaterally terminate the Agreement by providing a written notice no later than 3 (three) before the date of termination intended.

Assignment of Agrement:

No party shall sell, assign or transfer this Agreement, in part or in whole, to any third party.

Governing Law:

The laws of Indonesia.

Dispute Settlement:

The Parties agree to amicably settle any dispute arising with relation to this Agreement and if the Parties fail to reach such an amicable settlement within 60 days, the dispute shall then be referred to the BANI for settlement.

Notes:

The terms of the Agreement has been partially amended as provided for in the Second Amendment to the PKS Cooperation Agreement On Interconnection Between Jartap Telkom and Jartap Indosat Between Perusahaan Perseroan (Persero) PT. Telekomunikasi Inodnesia Tbk Dengan Indosat No. 102/HK.820/DCI-A1000000/2006 dan No. 027/C00-CC0/LGL/06 dated 28 December 2006.

II.	Second Amendment to the PKS Cooperation Agreement On Interconnection Between Jartap Telkom and Jartap Indosat Between Perusahaan Perseroan (Persero) PT. Telekomunikasi Inodnesia Tbk Dengan Indosat No. 102/HK.820/DCI-A1000000/2006 dan No. 027/C00-CC0/LGL/06 dated 28 December 2006.

The Parties:

1.	Indosat; and

2.	PT Telekomunikasi Indonesia (“Telkom”).

Background:

The Parties have signed the following agreements:

1. Cooperation Agreement between Telkom and Indosat No. PKS 162/HK.810/OPSAR-00/2002–No. 26/DNI/HK.720/02 dated 3 September 2002 on Coopreration Agreement on Interconnection between Jartap Telkom and Jartaplok Indosat and Settelement of Rights and Obligations of Financial Interconnection, the latter has been added with the First Addendum No. Tel.56/HK.810/JAR-30/2005–No. 065/100-ICO/Rel/05 dated 31 Maret 2005;

1.	Cooperation Agreement between Telkom and Indosat No. K.Tel.127/HK.810/ENT-30/05 No. 242/I00-ICO/LGL/05 dated 23 September 2005 on Interconnection between Jartaplok and Jartap-JJ and Jartapin which is amended with the First Addendum No. 41/HK.820/CISC-00/2006- No. 005/C00-CC0/LGL/06 dated 13 Juli 2006;

2.	Joint Operational Agreement (PKSO) on Interconnection between PSTN network Telkom and Jartap and Jartapin as follow:

a.	PKSO No. K.Tel 135/HK.810/NET-83/02 dan No. 132/GND/HK.810/02 dated l 14 Oktober 2002 between Telkom Divisi Network dengan Indosat;

b.	PKSO No. K.TEL.140/HK.810/NET-80/1999 dan No. PKS.001/STL/INT/III/1999 dated 4 November 1999 between Telkom Divisi Network and Indosat;

c.	PKSO No. K.Tel.056/HK.810/NET-80/1999 dan No. PKS.001/STL/INT/III/1999 dated 25 Maret 1999 and Telkom Divisi Network and Satelindo (reffered now to as Indosat);

(Hereinafter reffered to as “PKS Interconnection”)

Scope of Agreement:

The Parties agree to make several changes to PKS Interconnection for the purpose of the implementation of Offering Interconnection Telkom DOcument (DPI) in relation to the implementation of Regulation of m Minister of Communication and Information Technology No. 08/Per/M.Kominf/02/2006 on Interconnection Agreement (“Permen 08/2006”).

Period of Agreement:

Transition Period of the implementation of Permen 08/2006 in this Second Amendment entered into force as from 1 january 2007 until the signing date of the new PKS Interconnection no later than 31 December 2007.

Tariff:

The Parties agree to implement interconnection fee allocation principle which is entered into force per 1 January 2007 in accordance with the provisions regulated in Permen 08/2006 with the following call scenario:

1.	Interconnection and Call Scenario Telkom Services pursuant to DPI Telkom used by Indosat to:

a.	Terminate to Jartap Lokal Telkom;

b.	Transit using Telkom network;

c.	Originate from Telkom network.

2.	Interconnection and Call Scenario Telkom Services pursuant to DPI Telkom used by Telkom to:

a.	Terminate to Jartaplok Indosat;

b.	Organate from Jartap Indosat;

c.	Internasional Transit.

Proposed type of services and tariffs as follows:

1.	Terminating Services:

a.	Local Terminating

ID	LOCAL TERMINATING SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
TL02a	From Indosat Domestic Jartap (local call services) to Domestic Jartap	73	Direct
TL02b	From Indosat Domestic Jartap (long distance call services) to Telkom Domestic Jartap	174	Direct

b.	Long Distance Terminating

ID	LONG DISTANCE TERMINATING SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
TJ02	From Indosat Domestic Jartap to From Telkom Domestic Jartap	569	Direct

c.	Domestic Terminating

ID	DOMESTIC TERMINATING SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
TD01	From Indosat International Jartap to Telkom domestic Jartap	549	Direct

2.	Transit Services:

a.	Cascade Local Transit

ID	LOCAL TRANSIT SERVICES OF CASCADE	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
RLC05a	From Indosat Domestic Jartap to access searcher local Jartap (local call services)	165	Telkom + Terminating
RLC05b	From Indosat Domestic Jartap access searcher local Jartap (long distance call services)	266	Telkom + Terminating
RLC06a	From Indosat Domestic Jartap to access searcher cellular Jarber (local terminating)	453	Telkom + Terminating
RLCo6b	From Indosat Domestic Jartap to access searcher cellular Jarber (long distance terminating)	563	Telkom + Terminating
RLC07	From Indosat Domestic Jartap to access searcher satellite Jarber	2592	Telkom + Terminating

b.	Cascade Long Distance Transit

ID	LONG DISTANCE SERVICES OF CASCADE	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
RJ05	From Indosat Domestic Jartap to access searcher local Jartap	510	Telkom + Terminating
RJ06a	From Indosat Domestic Jartap to access searcher cellular Jarber	697	Telkom + Terminating
RJ06b	From Indosat Domestic Jartap to access searcher cellular Jarber (long distance terminating)	807	Telkom + Terminating
RJC07	From Indosat Domestic Jartap to access searcher cellular Jarber	2836	Telkom + Terminating

c.	International Direct Transit

ID	INTERNATIONAL DIRECT TRANSIT SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
RID01	From access searcher local Jartap to Indosat international Jartap	355	Direct
RID02	From Indosat international Jartap to access searcher local Jartap	355	Direct
RID03	From access searcher cellular Jarber to Indosat international Jartap	355	Direct
RID04	Dari Indosat international Jartap to access searcher cellular Jarber	355	Direct

3.	Originating Services:

ID	INTERNATIONAL ORIGINATNG SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
RID01	From access searcher local Jartap to Indosat international Jartap	355	Direct
RID02	From Indosat international Jartap to access searcher local Jartap	355	Direct

4.	Directory Access:

ID	INTERNATIONAL ORIGINATING SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
108	Telkom Costumer number information	basic telephony interconnection tariff + Rp. 500/call	Direct

147	Informasi produk dan layanan Telkom products and services information	basic telephony interconnection tariff + Rp. 500/call	Direct

5.	Emergency Services:

ID	EMERGENCY SERVICES	TARIFF (RP/MINUTE)	ACCOUNTING METHOD
110	Police Station	basic telephony interconnection tariff	Direct

112	Special emergency call for mobile network user	basic telephony interconnection tariff	Direct

113	Fire Department	basic telephony interconnection tariff	Direct

115	SAR	basic telephony interconnection tariff	Direct

117	information center for disturbance of Telkom’s Jartel	basic telephony interconnection tariff	Direct

118	Ambulance	basic telephony interconnection tariff	Direct

103	Time information	basic telephony interconnection tariff	Direct

107	International Operator Assistance	basic telephony interconnection tariff	Direct

109	Telephony billing information for Telkom’s customer	basic telephony interconnection tariff	Direct

6.	Continues Services Tariff of Basic Telephony:

NO.	CONTINUES SERVICES TARIFF OF BASIC TELEPHONY	TARIFF (RP/MINUTE)			ACCOUNTING METHOD
		RETAIL CALLER	RIGHT OF INDOSAT	RIGHT OF TELKOM

1.	Telkom free	Rp.0	Jarber: Rp. 360 Jartap: Rp. 73	Retail	Direct

2.	Telkom split charging	Max Rp. 110	Rp. 750	Rp. 350	Direct

3.	Telkom vote	Max Rp. 1200	Rp. 630	Rp. 570	Direct

4.	Telkom uni	Max Rp. 750	Rp. 550	Rp. 200	Direct

5.	Telkom premium	Max Rp. 3800	Rp. 1700	Rp. 2.100	Direct

6.	Telkom call center	Max Rp. 750	Rp. 200	Rp. 200	Direct

7.	Termination to Indosat Local Fixed Line:

REF	TERMINATION SERVICES	TARIFF (RP/MINUTE)

TE23	Local termination from Telkom fixed line to Indosat local fixed line	Rp. 73/minute

TE24	Long distance termination from Telkom fixed line to Indosat local fixed line	Rp. 569/ minute

TE26	Termination from Telkom, as the International direct call operator to Indosat local fixed line.	Rp. 549/ minute

TE27x	Local termination from Telkom, as the long distance call operator to Indosat local fixed line.	Rp. 174/ minute

TE28x	Long distance termination from Telkom, as the long distance operator to Indosat local fixed line.	Rp. 569/ minute

-	Local termination from local partner of local Jartap via Telkom (local call)	Rp. 73/ minute

-	Local termination from transit partner of local Jartap via Telkom	Rp. 174/ minute

-	Local termination from transit partner of Jarber via Telkom	Rp. 152/ minute

-	Domestic termination from transit partner of Jarber satellite via Telkom	Rp. 564/ minute

8.	SMS Termination to Indosat cellular Network and/or local fixed line

REF	TERMINATION SERVICES	TARIFF
TE31	SMS Termination to Indosat cellular network and/or local fixed line	Rp. 38/SMS

9.	Origination services from Indosat Fixed Line:

REF	TERMINATION SERVICES	TARIF
OR21	International call origination from Indosat local fixed line using Telkom 00x code access	Rp. 549/minute